Exhibit 99.1

WILSON-DAVIS &CO., INC.

UNAUDITED CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	June 30,
	2023	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,396,964	$9,094,381
Cash segregated - customers	23,254,148	26,764,260
Cash segregated - PAB	200,740	200,715
Receivables – broker-dealers and clearing organizations	2,477,206	782,515
Receivables – customers, net	303,148	195,689
Other receivables	51,325	50,381
Trading securities, market value, net	2,829	3,598
Prepaid income tax	415,286	313,286
Prepaids	28,878	81,107
Total Current Assets	34,130,524	37,485,932

Operating Lease Right to Use Lease Asset	105,133	146,247

Cash deposits – broker-dealers and clearing organizations	2,536,664	2,536,664
Property and equipment, net	29,738	34,307
Deferred income tax	-	-
Other assets	385,058	385,058
TOTAL ASSETS	$37,187,117	$40,588,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Payables to customers	$24,702,633	$27,944,467
Accounts and payables to officers/directors	752,826	679,775
Accounts payable and accrued expenses	883,710	793,596
Payables brokers-dealers and clearing organizations	22,224	19,648
Commissions, payroll and payroll taxes	215,879	207,934
Current portion of lease liability	83,448	115,952
Deferred income tax liability	900	900
Total Current Liabilities	26,661,620	29,762,272

Accrued contingent liability	100,000	100,000
Subordinated borrowings	650,000	650,000
Trading account deposit	100,000	100,000
Long-term lease liability	29,568	39,768
TOTAL LIABILITIES	27,541,188	30,652,040

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value, 1,000,000 shares authorized, 410,000 shares issued and outstanding	41,000	41,000
Additional paid-in-capital	303,837	303,837
Retained earnings	9,301,092	9,591,331
TOTAL STOCKHOLDERS’ EQUITY	9,645,929	9,936,168

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,187,117	$40,588,208

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,
	2023	2022
REVENUES
Commissions	$1,226,172	$1,870,885
Vetting fees	295,210	157,806
Clearing fees	120,984	80,326
Fees charged to customers	166,798	-
Net gain/(loss) on firm trading accounts	15,946	(3,492)
Other	9,054	8,835
TOTAL REVENUES	1,834,164	2,114,360

EXPENSES
Compensation, payroll taxes and benefits	1,138,798	1,422,382
Data processing and clearing costs	553,832	424,540
Regulatory, professional fees and related expenses	440,856	300,590
Communications	153,567	176,154
Occupancy and equipment	54,811	63,655
Transfer fee	45,282	4,873
Bank charges	52,719	115
Other	308,701	39,151
TOTAL EXPENSES	2,748,566	2,431,460

INCOME/(LOSS) FROM OPERATIONS	(914,402)	(317,100)

OTHER INCOME/(EXPENSE)
Interest income	543,066	61,375
Interest expense	(20,903)	(8,125)
TOTAL OTHER INCOME/(EXPENSE)	522,163	53,250

NET INCOME/(LOSS) BEFORE INCOME TAXES	(392,239)	(263,850)

Income tax benefit/(expense)	102,000	70,000

NET INCOME/(LOSS)	$(290,239)	$(193,850)

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(290,239)	$(193,850)
Noncash revenue and expense adjustments:
Depreciation and amortization expense	4,569	7,238
Change in allowance for doubtful accounts	277,416	-
(Increase)/decrease in assets:
Receivables from broker-dealers and clearing organizations	(1,694,690)	(488,970)
Receivables from customers	(384,876)	837,372
Trading securities, market value, net	769	(3,779)
Commissions receivable	5,762	14,577
Cash deposits with clearing organizations and other broker-dealers	-	(999,719)
Income tax receivable	-	(71,400)
Operating lease right-of-use asset	41,114	33,110
Other assets	(56,478)	2,254
Increase/(decrease) in liabilities:
Payables to customers	(3,241,834)	(6,471,044)
Accounts of and payables to officers and directors	73,052	(606,102)
Accounts payable and accrued expenses	132,114	(600,631)
Commissions, payroll and payroll taxes payable	7,945	(32,938)
Stock loan	(42,000)	119,181
Payables to broker-dealers and clearing organizations	2,576	(413,717)
Operating lease liability	(42,704)	(33,578)
Net cash used in operating activities	(5,207,504)	(8,901,996)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of property and equipment	-	-
Cash paid for purchase of other investments	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	-
Net cash used in financing activities	-	-

Net decrease in cash and restricted cash	(5,207,504)	(8,901,996)

Cash and restricted at beginning of year	36,059,356	59,249,523
Cash and restricted cash at end of year	$30,851,852	$50,347,527

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

CONDENSED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

(Unaudited)

	For the Three Months Ended September 30,
	2023	2022
Interest paid	$62,447	$8,125
Income taxes paid	$169,800	$3,852

Schedule of non-cash transactions:

None

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2022

(Unaudited)

	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, June 30, 2022	410,000	$41,000	$303,837	$9,500,997	$9,845,834

Net Income/(Loss)	-	-	-	(193,850)	(193,850)

Dividends paid	-	-	-	-	-

Balance, September 30, 2022	410,000	$41,000	$303,837	$9,307,147	$9,651,984

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2023

(Unaudited)

	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, June 30, 2023	410,000	$41,000	$303,837	$9,591,331	$9,936,168

Net Income/(Loss)	-	-	-	(290,239)	(290,239)

Dividends paid	-	-	-	-	-

Balance, September 30, 2023	410,000	$41,000	$303,837	$9,301,092	$9,645,929

The accompanying notes are an integral part of these condensed financial statements.

WILSON-DAVIS & CO., INC.

Notes to the Unaudited Condensed Financial Statements

September 2023

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by Wilson-Davis & Co., Inc. (“Wilson-Davis”), pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Wilson-Davis believes the disclosures and information presented are adequate to make the information not misleading. These interim condensed financial statements should be read in conjunction with Wilson-Davis’s most recent audited financial statements and notes thereto included in its Annual Report for the year ended June 30, 2023. Operating results for the three months ended September 30, 2023, are not necessarily indicative of the results that may be expected for the current fiscal year ending June 30, 2024.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Wilson-Davis recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the modified retrospective method. This revenue recognition guidance requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance requires an entity to follow a five-step model to: (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when the entity satisfies a performance obligation.

Wilson-Davis acts as an agent by selling securities to customers and collecting commissions. Wilson-Davis recognizes commissions on a trade date basis, which is the day the transaction is executed. Wilson-Davis believes that the performance obligation is satisfied on the trade date because that is when the security is selected, the price is determined, the trade is executed, and the risks and rewards of ownership have been transferred to/from the customer.

Wilson-Davis also receives commissions on mutual funds purchased by customers. Wilson-Davis believes that the performance obligation is not satisfied until the mutual funds are purchased by customers and recognizes the commission at that time.

Wilson-Davis performs vetting services to customers that wish to convert restricted stock to eligible trading stock. In addition, Wilson-Davis charges clearing fees to another broker-dealer for which it clears trades. Wilson-Davis recognizes revenue as the related performance obligations are satisfied.

Financial Statement Reclassification

Certain account balances from current periods have been reclassified in these financial statements to conform to prior period classifications.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC, did not, or are not believed by management to, have a material impact on the Wilson-Davis’s present or future financial position, results of operations, or cash flows.

NOTE 3 – CASH SEGREGATED IN ACCORDANCE WITH FEDERAL REGULATIONS

Wilson-Davis is required by Rule 15c3-3 of the SEC to maintain a cash reserve with respect to customers’ transactions and credit balances, on a settlement date basis. Such a reserve is computed weekly using a formula provided by the rule, and the reserve account must be separate from all other bank accounts of Wilson-Davis. The required reserve as of June 30, 2023, was calculated to be $27,111,239. Wilson-Davis had $26,764,260 cash on deposit in the reserve account, which was $346,979 less than the amount required. On July 3, 2023, Wilson-Davis deposited $701,893 to the reserve account in accordance with the rule, which resulted in an excess of $354,914. The required reserve as of September 30, 2023, was calculated to be $22,062,910. Wilson-Davis had $23,100,000 cash on deposit in the reserve account. On October 2, 2023, Wilson-Davis transferred $700,000 out of the reserve account leaving $22,400,000, which was $337,090 over the amount required.

Wilson-Davis is required by Rule 15c3-3 of the SEC to maintain a cash reserve with respect to broker-dealer transactions and credit balances. Such a reserve is computed weekly using a formula provided by the rule, and the reserve account must be separate from all other bank accounts of Wilson-Davis. The required reserve as of June 30, 2023, and September 30, 2023, was calculated to be $100,000. Wilson-Davis had $200,000 cash on deposit in the reserve account, which was $100,000 more than the amount required.

NOTE 4 – NET CAPITAL REQUIREMENTS

As a broker-dealer, Wilson-Davis is subject to the uniform net capital rule adopted and administered by the SEC. The rule requires maintenance of minimum net capital and prohibits a broker-dealer from engaging in securities transactions at a time when its net capital falls below minimum requirements, as those terms are defined by the rule. Under the alternative method permitted by this rule, net capital shall not be less than the greater of $250,000 or 2% of aggregate debit items arising from customer transactions, as defined. Also, Wilson-Davis has a minimum requirement based upon the number of securities markets that it maintains. On June 30, 2023, Wilson-Davis’s net capital was $9,727,713, which was $9,477,713 in excess of the minimum required. On September 30, 2023, Wilson-Davis’s net capital was $9,398,705, which was $9,148,705 in excess of the minimum required.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On February 27, 2018, an extended hearing panel of the Department of Enforcement of the Financial Industry Regulatory Authority, Inc. (“FINRA”), Office of Hearing Officers, issued its decision ordering fines aggregating $1.47 million for violations of the applicable short sales and anti-money laundering rules. Wilson-Davis appealed the decision to the National Adjudicatory Council (“NAC”). On December 19, 2019, NAC issued its decision ordering that the fines be reduced by $205,000 to an aggregate $1.265 million. Wilson-Davis made a timely appeal to the SEC to hear the case. Pursuant to FINRA rules, Wilson-Davis’s timely appeal of the decision to the SEC deferred the effectiveness of the findings and sanctions. Due to the disparity in the range of fines of similar cases, Wilson-Davis believes that the final amount is not reasonably estimable. Wilson-Davis has booked a contingent liability totaling $100,000, which represents the estimated low end of the possible range of fines.

NOTE 6 – CASH AND RESTRICTED CASH

Reconciliation of cash and restricted cash as shown in the condensed statements of cash flows is presented in the table below:

	For the Three Months Ended September 30,
	2023	2022
Cash and cash equivalents	$7,396,964	$8,347,527
Cash segregated - customers	23,254,148	41,800,000
Cash segregated - PAB	200,740	200,000
Total cash and restricted cash shown in the statement of cash flows.	$30,851,852	$50,347,527

NOTE 7 – SUBSEQUENT EVENTS

On October 16, 2023, Wilson-Davis entered into a Fifth Addendum to Lease for the Salt Lake City office. The lease is for three years.

On December 28, 2023, the SEC issued an Opinion sustaining FINRA’s findings of violations against Wilson-Davis. The Opinion set aside the fines FINRA imposed on Wilson-Davis for the Reg SHO violations and the supervisory and AML violations. The SEC remanded the case to FINRA to reconsider the appropriate sanctions.

On December 21, 2023, Wilson-Davis entered into a Second Amendment to Office Lease for the Denver office. The lease is for one year.